UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2004

CMGI, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-23262	04-2921333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Winter Street

Waltham, Massachusetts 02451

(Address of Principal Executive Offices) (Zip Code)

(781) 663-5001

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 15, 2004, the Board of Directors of CMGI, Inc. (the “Company”) adopted, subject to stockholder approval, the Company’s 2004 Stock Incentive Plan (the “2004 Plan”). Up to 15,000,000 shares of common stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to awards granted under the 2004 Plan. A maximum of 5,000,000 shares of common stock may be issued under the 2004 Plan with respect to awards other than stock options and stock appreciation rights. Employees, officers, directors, consultants and advisors of the Company and its subsidiaries are eligible to be granted awards under the 2004 Plan. At the Company’s Annual Meeting of Stockholders held on December 8, 2004, stockholders approved the 2004 Plan, a copy of which is filed as an exhibit hereto and incorporated by reference herein.

Summary of the 2004 Plan

The following brief summary of the 2004 Plan is qualified in its entirety by reference to the 2004 Plan, a copy of which is attached as Appendix VI to the electronic copy of the Company’s Schedule 14A Proxy Statement filed with the SEC on November 2, 2004 and may be accessed from the SEC’s home page (www.sec.gov).

The 2004 Plan provides for the grant of incentive stock options, non-statutory stock options, restricted stock awards, stock appreciation rights and other awards that are valued in whole or in part by reference to, or are otherwise based on, shares of common stock or other property (collectively, “Awards”).

The 2004 Plan is administered by the Board of Directors. The Board of Directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2004 Plan and to interpret the provisions of the 2004 Plan. The Board of Directors has authorized the Human Resources and Compensation Committee to administer certain aspects of the 2004 Plan, including the granting of Awards to executive officers. The Board of Directors has also authorized the Company’s Chief Executive Officer and Chief Financial Officer to administer certain aspects of the 2004 Plan, including the granting of stock options to employees of the Company other than executive officers.

The Board of Directors is required to make appropriate adjustments in connection with the 2004 Plan and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The 2004 Plan also contains provisions addressing the consequences of any merger or consolidation of the Company, share exchange transaction involving the Company, or any liquidation or dissolution of the Company.

If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of common stock covered by such Award will again be available for grant under the 2004 Plan, subject, however, in the case of incentive stock options, to any limitations under the Internal Revenue Code.

No Award may be made under the 2004 Plan after October 15, 2014, but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 2004 Plan.

The foregoing description is subject to, and qualified in its entirety by, the 2004 Stock Incentive Plan filed as an exhibit hereto, which exhibit is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1	2004 Stock Incentive Plan is incorporated herein by reference to Appendix VI to the Registrant’s Definitive Schedule 14A filed November 2, 2004 (File No. 000-23262).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CMGI, Inc.

	By:	/s/ Thomas Oberdorf
Date: December 14, 2004		Thomas Oberdorf
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1	2004 Stock Incentive Plan is incorporated herein by reference to Appendix VI to the Registrant’s Definitive Schedule 14A filed November 2, 2004 (File No. 000-23262).